CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm in the Registration Statement on Form N-1A of North American Government Bond Fund, Inc. and to the use of our report dated December 27, 2007 on the Fund's financial statements and financial highlights as of and for the year ended October 31, 2007. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.




                                            /S/ BRIGGS, BUNTING & DOUGHERTY, LLP
                                            BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 28, 2008